Exhibit 10.5

INTELLECTUAL PROPERTY SECURITY AND STOCK PLEDGE AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AND STOCK PLEDGE AGREEMENT (as amended, restated, supplemented or otherwise modified, this “Agreement”), is made as of this 11th day of October, 2012, by and between VISTAGEN THERAPEUTICS, INC., a California corporation (the “California Subsidiary”) and PLATINUM LONG TERM GROWTH VII, LLC, a Delaware limited liability company, with an address of 152 West 57th  Street, 4th Floor, New York, New York 10019 (the “Secured Party”).

WHEREAS, the California Subsidiary is a wholly owned subsidiary of VISTAGEN THERAPEUTICS, INC., a Nevada corporation (the “Parent”);

WHEREAS, Artemis Neuroscience, Inc., a Maryland corporation (the “Maryland Subsidiary”), is a wholly owned subsidiary of the California Subsidiary;

WHEREAS, the Parent and the Secured Party are parties to a certain Note Exchange and Purchase Agreement, dated on or about the date hereof (as amended, restated, supplemented or extended from time to time, the “Purchase Agreement”), and the Parent and the Secured Party are parties to an Amended and Restated Security Agreement, dated on or about the date hereof (as may be further amended, restated, supplemented or extended from time to time, the “Security Agreement”), which provide for, among other things: (i) the Secured Party to extend certain loans to or for the account of the Parent; and (ii) the grant by the Parent to the Secured Party of a security interest in all of the Parent’s assets;

WHEREAS, the extension of credit by the Secured Party to the Parent will benefit the California Subsidiary;

WHEREAS, in order to induce the Secured Party to extend the loans evidenced by the Notes, the California Subsidiary has agreed to execute and deliver to the Secured Party this Agreement and to grant the Secured Party a security interest in the Collateral (as defined below) to secure the prompt payment, performance and discharge in full of all of the Parent’s obligations under the Notes;

WHEREAS, the Secured Party is not willing to enter into the Purchase Agreement unless the Obligations are secured by a pledge and perfected security interest in the Collateral; and

WHEREAS, the California Subsidiary is willing to grant to the Secured Party a security interest in the Collateral to secure the Parent’s obligations under the Notes.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the California Subsidiary and the Secured Party agree as follows:

Section 1
Defined Terms

Capitalized terms used herein and not otherwise defined have the respective meanings given in the Purchase Agreement.

“Event of Default” means any Event of Default under and as defined in any Transaction Document.

“Indebtedness” shall have the meaning given in the Purchase Agreement.

“Lien” means any lien, security interest, mortgage, charge, claim or other encumbrance of any kind.

“Necessary Endorsement” means undated stock powers endorsed in blank or other proper instruments of assignment duly executed and such other instruments or documents as the Secured Party may reasonably request.

“Obligations” shall have the meaning given in the Security Agreement.

“Permitted Liens” shall have the meaning given in the Negative Covenant Agreement.

“Prohibited Actions” means:  (a) any sale, transfer, assignment, mortgage, pledge, lease, grant of a security interest in, or any other encumbrance of all or any portion of the Pledged Securities to any person or entity other than the Secured Party without the express written consent of the Secured Party; and (b) any vote of all or any portion of the Pledged Securities now held or hereafter acquired by the California Subsidiary to authorize or approve any of the following without the express written consent of the Secured Party, which consent may be withheld in the Secured Party’ s sole and absolute discretion: (1) any increase in the number of shares of securities that any subsidiary of the California Subsidiary shall be authorized to issue; (2) any issuance of any shares of securities of any subsidiary of the California Subsidiary; and/or (3) the creation of any new classes or series of securities by any subsidiary of the California Subsidiary.

Section 2
Grant of Security Interest

To secure the complete and timely satisfaction of all of the “Obligations” (as that term is defined in the Security Agreement) of the Parent, the California Subsidiary and the Maryland Subsidiary to the Secured Party, the California Subsidiary  hereby grants and conveys to the Secured Party a security interest (having priority over all other security interests) with power of sale, to the extent permitted by law, in all of the following, together with all additions, accessions, accessories, amendments, attachments, modifications, substitutions, and replacements, proceeds and products of the following (all of the foregoing, collectively the “Collateral”):

2.1.
All patents and patent applications now owned and hereafter acquired by the  California Subsidiary, including, without limitation, all inventions and improvements to all patents and/or patent applications, including without limitation those patents and patent applications listed on Schedule A hereto (all of the foregoing items in this Section 2.1 being sometimes referred to individually and/or collectively, the “Patents”);

2.2.
All trademarks, registered trademarks and trademark applications, trade names, trade styles, service marks, registered service marks and service mark applications now owned and hereafter acquired by the California Subsidiary, including, without limitation, the registered trademarks, trademark applications, registered service marks and service mark applications listed on Schedule B hereto, all renewals thereof, all accounts receivable, income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past, present or future infringements and dilutions thereof, the right to sue for past, present and future infringements and dilutions thereof, and all of the California Subsidiary’s rights corresponding thereto throughout the world (all of the foregoing registered trademarks, trademark applications, trade names, trade styles, registered service marks and service mark applications, together with the items described in this Section 2.2, being sometimes hereinafter individually and/or collectively referred to as the “Trademarks”);

2.3.	All goodwill of the California Subsidiary’s business connected with and symbolized by the Trademarks;

2.4.
All copyrights, and copyright applications now owned and hereafter acquired by the California Subsidiary, including without limitation, those copyrights listed in Schedule C hereto (all of the foregoing items in this Section 2.4 being sometimes referred to individually and/or collectively as the “Copyrights”); and

2.5.	All of the capital stock and other equity interests in and to the Maryland Subsidiary (the “Pledged Securities”).

Section 3
Representations and Warranties of California Subsidiary

The California Subsidiary represents and warrants to the Secured Party that:

3.1.	Title

The California Subsidiary is the sole legal and equitable owner of the Collateral pledged by it hereunder, holding good and marketable title to the same free and clear of all Liens except for the security interests granted hereunder, and has legal power and authority to execute, deliver and perform its obligations hereunder, and to collaterally assign, deliver and create a security interest in the Collateral in the manner herein contemplated.  The Collateral is not subject to any restriction that would prohibit or restrict the assignment, delivery or creation of the security interests contemplated hereunder.

3.2.	Legal, Valid and Binding Agreement; No Conflicts

The execution, delivery and performance by the California Subsidiary of this Agreement and the filings contemplated herein have been duly authorized by all necessary action on the part of the California Subsidiary and no further action is required.  This Agreement has been duly executed by the California Subsidiary.  This Agreement constitutes the legal, valid and binding obligation of the California Subsidiary, enforceable against the California Subsidiary in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity.

The execution, delivery and performance of this Agreement by the California Subsidiary does not (i) violate any of the provisions of the Articles of Incorporation or Bylaws of the California Subsidiary or any judgment, decree, order or award of any court, governmental body or arbitrator or any applicable law, rule or regulation applicable to the California Subsidiary or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing any of the California Subsidiary’s debt or otherwise) or other understanding to which the California Subsidiary is a party or by which any property or asset of the California Subsidiary is bound or affected.

3.3.	First Priority Security Interest

This Agreement, together with the filing of Uniform Commercial Code financing statements in the office of the Secretary of State of California and the recordation of the Secured Party’s interest in the Collateral with the United States Patent and Trademark Office creates a valid and continuing first lien on and perfected security interest in the Collateral, prior to all other Liens, and is enforceable as such against creditors of the California Subsidiary.  The California Subsidiary has received no written claim that any Collateral, or the California Subsidiary’s use of any Collateral, violates the rights of any third party.  There has been no adverse decision to the California Subsidiary’s claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to the California Subsidiary’s right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the best knowledge of the California Subsidiary, threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

3.4.	Pledged Securities

The Pledged Securities represent all of the capital stock and other equity interests in and to the Maryland Subsidiary.

 All of the Pledged Securities are validly issued, fully paid and non-assessable, and the California Subsidiary is the legal and beneficial owner of the Pledged Securities, free and clear of any lien, security interest or other encumbrance except for the security interests created by this Agreement and other Permitted Liens.  The California Subsidiary shall cause the pledge and security interest of the Secured Party to be duly noted in its corporate books and records.  The California Subsidiary shall vote the Pledged Securities to comply with the covenants and agreements set forth herein and in the Transaction Documents.

The Maker agrees that it shall not take any Prohibited Actions with respect to the Pledged Securities.

Section 4
Delivery of Certain Collateral

Contemporaneously with or prior to the execution of this Agreement, the California Subsidiary shall deliver or cause to be delivered to the Secured Party any and all certificates and other instruments representing or evidencing the Pledged Securities, together with all Necessary Endorsements. The California Subsidiary is, contemporaneously with the execution hereof, delivering to the Secured Party, or has previously delivered to the Secured Party, a true and correct copy of each document governing any of the Pledged Securities.

Section 5
Sales and Further Liens

The California Subsidiary shall not grant to permit to exist any Liens on any of the Collateral.  The California Subsidiary shall not sell, grant, assign or transfer any interest in, any of the Collateral to any person or entity other than the Secured Party.  The California Subsidiary shall defend its title to and the Secured Party’s interest in the Collateral against all material and adverse claims and take any action necessary to remove any Liens other Liens in favor of the Secured Party.

Section 6
No Indebtedness

The California Subsidiary shall not enter into, create, incur, assume or suffer to exist any Indebtedness, other than “Permitted Indebtedness” as defined in the Negative Covenant Agreement.

Section 7
Recording of Patents and Trademarks

The California Subsidiary represents and warrants to the Secured Party that (1) the patents and patent applications listed in Schedule A hereto, and (2) the trademark and trademark applications described in Schedule B hereto, have each been duly recorded in the U.S. Patent and Trademark Office (the “PTO”); and that no other patents, patent applications, trademarks, or trademark applications have been filed or recorded with the PTO in which the California Subsidiary has an interest.

Section 8
Recording of Copyrights

The California Subsidiary represents and warrants to the Secured Party that the copyright and copyright applications described in Schedule C hereto have been duly recorded in the U.S. Copyright Office, and that no other copyright, and copyright applications have been recorded in the U.S. Copyright Office, in which the California Subsidiary has an interest.

Section 9
Restrictions on Future Agreements

The California Subsidiary hereby covenants with the Secured Party that California Subsidiary shall not, without the Secured Party’s prior written consent, enter into any agreement,  that is inconsistent with and not expressly subject to the Secured Party’s rights under this Agreement and/or the Security Agreement, and the California Subsidiary further agrees that it will not take any action, and will use reasonable efforts not to knowingly permit any action to be taken by others subject to its control, including licensees, or knowingly fail to take any action, which would affect the validity or enforcement of the rights transferred to the Secured Party  under this Agreement or the rights associated with those Patents, Trademarks and/or Copyrights which are in the California Subsidiary’s reasonable business judgment, necessary or desirable in the operation of the California Subsidiary’s business.

Section 10
New Patents, Trademarks and Copyrights

The California Subsidiary represents and warrants to the Secured Party that the Patents, Trademarks, and Copyrights listed on Schedules A, B, and C hereto include all of the patents, patent applications, trademark registrations, trademark applications, service marks registrations, service mark applications, registered copyrights and copyright applications, now owned or held by the California Subsidiary.  If, prior to the termination of this Agreement, the California Subsidiary shall (i) create or obtain rights to any new patents, trademarks, trademark registrations, trademark applications, trade names, trade styles, service marks, service marks registrations, or service mark applications, or (ii) become entitled to the benefit of any patent, trademark, trademark registration, trademark application, trade name, trade style, service mark, service mark registration, service mark application, the provisions of Section 2 above shall automatically apply thereto and the California Subsidiary shall give the Secured Party prompt written notice thereof.  The California Subsidiary hereby authorizes the Secured Party to modify this Agreement by (a) amending Schedules A, B, and/or C, as the case may be, to include any future patents, trademark registrations, trademark applications, service mark registrations, service mark applications, registered copyrights and copyright applications that are Patents, Trademarks or Copyrights under Section 2 above, or under this Section 10 (whether or not any such notice from the California Subsidiary has been sent or received), and (b) filing, in addition to and not in substitution for this Agreement, a supplement or addendum to this Agreement containing on a schedule thereto, as the case may be, such registered trademarks, trademark applications, service marks, registered service marks and  service mark applications that are Trademarks under Section 2 above or this Section 10 and to take any action the Secured Party otherwise deems appropriate to perfect or maintain the rights and interest of the Secured Party under this Agreement with respect to such Patents, Trademarks and Copyrights.

Section 11
Nature and Continuation of Security Interest; Notice to Third Parties

This Agreement has the effect of giving third parties notice of the Secured Party’s security interest in the California Subsidiary’s Patents, Trademarks and Copyrights.  This Agreement is made for collateral security purposes only.  This Agreement shall create a continuing security interest in the Patents, Trademarks and Copyrights and shall remain in full force and effect until the liabilities and Obligations of the Parent to the Secured Party have been paid in full, including all “Obligations” under and as defined in the Security Agreement and the Transaction Documents (as defined in the Purchase Agreement).

Section 12
Right to Inspect; Assignments and Security Interests

The Secured Party shall have the right, at any reasonable time upon prior written request and from time to time, to inspect the California Subsidiary’s premises and to examine the California Subsidiary’s books, records and operations relating to the Patents, Trademarks and Copyrights, including, without limitation, the California Subsidiary’s quality control processes; provided, that in conducting such inspections and examinations, the Secured Party shall use reasonable efforts not to disturb unnecessarily the conduct of the California Subsidiary’s ordinary business operations.  From and after the occurrence of an Event of Default, the California Subsidiary agrees that the Secured Party, or a conservator appointed by the Secured Party, shall have the right to take any action to renew or to apply for registration of any Patents, Trademarks and Copyrights as the Secured Party or said conservator, on its sole judgment, may deem necessary or desirable in connection with the enforcement of the Secured Party’s rights hereunder.  The California Subsidiary agrees (i) not to sell or assign its respective interests in the Patents, Trademarks and/or Copyrights without the prior written consent of the Secured Party and, (ii) to maintain the quality of any and all products in connection with which the Patents, Trademarks and Copyrights are used, consistent with the quality of said products as of the date hereof.

Section 13
Duties of California Subsidiary

The California Subsidiary shall have the duty to (i) prosecute diligently any patent application, or trademark application or service mark application that is part of the Trademarks pending as of the date hereof or thereafter until the termination of this Agreement, and (ii) preserve and maintain all of the California Subsidiary’s rights in the patents, patent applications, trademark applications, service mark applications and trademark and service mark registrations that are part of the Patents and Trademarks.  All expenses incurred in connection with the foregoing shall be borne by the California Subsidiary.  The California Subsidiary shall not, without thirty (30) days’ prior written notice to the Secured Party, abandon any trademark or service mark that is the subject of a registered trademark, service mark or application therefor and which, is or shall be necessary or economically desirable in the operation of the California Subsidiary’s business.  The Secured Party shall not have any duty with respect to the Patents, Trademarks and/or Copyrights.  Without limiting the generality of the foregoing, the Secured Party shall not be under any obligation to take any steps necessary to preserve rights in the Patents, Trademarks and/or Copyrights against any other parties, but may do so at its option during the continuance of an Event of Default, and all expenses incurred in connection therewith shall be for the sole account of the California Subsidiary and added to the Obligations and liabilities secured hereby, and by the Transaction Documents.

Section 14
Name or Organization Change

The California Subsidiary shall not change its place of organization, name, identity, organizational structure, chief executive office or place where its business records are kept, or merge into or consolidate with any other entity, unless the California Subsidiary shall have given the Secured Party at least 30 days’ prior written notice thereof and shall have delivered to the Secured Party such new Uniform Commercial Code financing statements, shall have filed such records with the United States Patent and Trademark Office, and shall have delivered such other documents and instruments and taken such other actions as may be reasonably necessary or required by the Secured Party to ensure the continued perfection and priority of the security interests granted by this Agreement.

Section 15
Expenses

The California Subsidiary shall, promptly on demand, pay or reimburse the Secured Party for all reasonable expenses (including reasonable attorneys’ fees of outside counsel or allocated costs of in house counsel) incurred or paid by the Secured Party in connection with the preparation, negotiation, closing, administration or enforcement, of this Agreement, for the Secured Party’s periodic examinations of the Collateral, and for any other amounts permitted to be expended by the Secured Party hereunder, including without limitation such expenses as are incurred to preserve the value of the Collateral and the validity, perfection, priority and value of any security interest created hereby (including without limitation (a) the costs and expenses of filing financing statements, continuation statements and other UCC forms and amendments, and (b) the costs and expenses of recording the Secured Party’s security interest in the  California Subsidiary’s and the Maker’s Intellectual Property with the United States Patent and Trademark Office and the United States Copyright Office), the collection, sale or other disposition of any of the Collateral or the exercise by the Secured Party of any of the rights conferred upon it hereunder.  The obligation to pay any such amount shall be an additional Obligation secured hereby and, to the extent permitted by law, each such amount shall bear interest from the time of demand at the highest Default Rate (under and as defined in the Notes).

Section 16
Secured Party’s Right to Sue; Remedies

Upon the occurrence and during the continuance of any Event of Default, the Secured Party shall have the right to exercise all rights and remedies available at law or in equity, including without limitation selling, leasing or otherwise disposing of the Collateral at a public or private sale.  From and after the occurrence and during the continuance of an Event of Default, the Secured Party shall have the right, but shall not be obligated, to bring suit or take any other action to enforce the Patents, Trademarks and Copyrights and, if the Secured Party shall commence any such suit or take any such action, the California Subsidiary shall, at the request of the Secured Party, do any and all reasonable lawful acts and execute any and all proper documents reasonably required by the Secured Party in aid of such enforcement.  The California Subsidiary shall, upon demand, promptly reimburse and indemnify the Secured Party for all reasonable out-of-pocket costs and expenses incurred by the Secured Party in the exercise of its rights under this Section 16 (including, without limitation, all attorneys’ fees).  If, for any reason whatsoever, the Secured Party is not reimbursed with respect to the costs and expenses referred to in the preceding sentence, such costs and expenses shall be added to the Obligations secured hereby.

Section 17
Waivers

The California Subsidiary waives to the extent permitted by applicable law presentment, demand, notice, protest, notice of acceptance of this Agreement, notice of any loans made, credit or other extensions granted, collateral received or delivered or any other action taken in reliance hereon and all other demands and notices of any description, except for such demands and notices as are expressly required to be provided to the California Subsidiary under this Agreement or any other document evidencing the Obligations or the liabilities under the Transaction Documents.  With respect to both the Obligations and the Collateral, the California Subsidiary assents to any extension or postponement of the time of payment or any other forgiveness or indulgence, to any substitution, exchange or release of Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromise or adjustment of any thereof, all in such manner and at such time or times as the Secured Party may deem advisable.  The Secured Party may exercise its rights with respect to the Collateral without resorting, or regard, to other collateral or sources of reimbursement for Obligations.  The Secured Party shall not be deemed to have waived any of its rights with respect to the Obligations or the Collateral unless such waiver is in writing and signed by the Secured Party.  No delay or omission on the part of the Secured Party in exercising any right shall operate as a waiver of such right or any other right.  A waiver on any one occasion shall not bar or waive the exercise of any right on any future occasion.  All rights and remedies of the Secured Party in the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, are cumulative and not exclusive of any remedies provided by law or any other agreement, and may be exercised separately or concurrently.

Section 18
Successors and Assigns

This Agreement shall be binding upon the California Subsidiary, its respective successors and permitted assigns, and shall inure to the benefit of and be enforceable by the Secured Party and its successors and assigns.  Without limiting the generality of the foregoing sentence, the Secured Party may assign or otherwise transfer any agreement or any note held by it evidencing, securing or otherwise executed in connection with the Obligations, or sell participations in any interest therein, to any other person or entity.

Section 19
General; Term

19.1.
This Agreement may not be amended or modified except by a writing signed by the California Subsidiary and the Secured Party, nor may the California Subsidiary assign any of its rights or obligations hereunder.  This Agreement and the terms, covenants and conditions hereof shall be construed in accordance with, and governed by, the laws of the State of New York (without giving effect to any conflicts of law provisions contained therein).  In the event that any Collateral stands in the name of the California Subsidiary and another or others jointly, as between the Secured Party and the California Subsidiary, the Secured Party may deal with the same for all purposes as if it belonged to or stood in the name of the California Subsidiary alone.

19.2.
This Agreement and the security interests granted herein shall terminate on the date on which all payments under the Note (as defined in the Purchase Agreement) have been indefeasibly paid or satisfied in full (including as a result of the conversion in full of the Note) and all other obligations have been paid or discharged (other than contingent indemnification obligations).

Section 20
Authorization

The California Subsidiary authorizes the Secured Party to file one or more financing statements which may describe the Collateral as set forth above in Section 2, and to file a copy of this Agreement in lieu of a financing statement, in such places and with such governmental offices as the Secured Party reasonably determines to be appropriate or advisable. The California Subsidiary authorizes the Secured Party to record the Secured Party’s security interest in the Collateral with the United States Patent and Trademark Office and to supplement such recording from time to time.

Section 21
WAIVER OF JURY TRIAL; VENUE

THE CALIFORNIA SUBSIDIARY HEREBY WAIVES TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH OR, ARISING OUT OF:  (A) THIS AGREEMENT OR ANY OTHER INSTRUMENT OR DOCUMENT DELIVERED IN CONNECTION HEREWITH; (B) THE VALIDITY, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF; OR (C) ANY OTHER CLAIM OR DISPUTE HOWEVER ARISING AMONG THE CALIFORNIA SUBSIDIARY AND THE SECURED PARTY IN RESPECT OF THIS AGREEMENT.

THE CALIFORNIA SUBSIDIARY AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THE OBLIGATIONS, ARISING OUT OF OR IN ANY MANNER RELATING TO THIS AGREEMENT OR ANY TRANSACTION RELATING TO ANY TRANSACTION DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURT. THE CALIFORNIA SUBSIDIARY HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT WAS BROUGHT IN AN INCONVENIENT COURT.  THE CALIFORNIA SUBSIDIARY SHALL NOT BE ENTITLED IN ANY SUCH ACTION OR PROCEEDING TO ASSERT ANY DEFENSE GIVEN OR ALLOWED UNDER THE LAWS OF ANY STATE OTHER THAN THE STATE OF NEW YORK UNLESS SUCH DEFENSE IS ALSO GIVEN OR ALLOWED BY THE LAWS OF THE STATE OF NEW YORK.  NOTHING IN THIS SECTION SHALL AFFECT OR IMPAIR IN ANY MANNER OR TO ANY EXTENT THE RIGHT OF THE SECURED PARTY TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE CALIFORNIA SUBSIDIARY IN ANY JURISDICTION IN WHICH ANY COLLATERAL IS LOCATED, THE CALIFORNIA SUBSIDIARY CONDUCTS ACTIVITIES OR WHERE LEGAL PROCEEDINGS MAY BE NECESSARY IN ORDER TO COLLECT OR ENFORCE THE OBLIGATIONS OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

California Subsidiary:

VISTAGEN THERAPEUTICS, INC.

By: /s/ Shawn K. Singh
      Name: Shawn K. Singh
      Title:   Chief Executive Officer

Secured Party:

PLATINUM LONG TERM GROWTH VII, LLC

               By: /s/ Joan Janczewski
      Name: Joan Janczewski
      Title:  Chief Operating Officer

Schedule A

Patents and Patent Applications

Country	Title	Application Number Filing Date	Publication Number Publication Date	Parent	Inventors /Assignees	Status
US	Toxicity Typing Using Liver Stem Cells	11/445,733 06/01/2006	8,143,009 03/27/12 2007/0111195 05/17/2007	09/881,526 06/14/2001	Inventor: Snodgrass, H.R. Assignee: VistaGen Inc.	Issued
US	Toxicity Typing Using Liver Stem Cells	13/401,623 02/21/12	11/445,733 06/01/2006		Inventor: Snodgrass, H.R. Assignee: VistaGen Inc.	Pending
US	Pancreatic Endocrine Progenitor Cells Derived From Pluripotent Stem Cells	12/464,005 05/11/2009	2009/0280096 11/12/2009	61/052,155 05/09/2008 61/061,070 06/12/2008	Inventor: Kubo, A., Bonham, K, Stull, R. Snodgrass, H.R.	Pending

Schedule B

Trademarks and Trademark Applications

VISTAGEN                      US, Switzerland, Europe

VistaGen Therapeutics – use trademark, not registered,                                                                                                US

Schedule C
Copyrights and Copyright Applications

None